UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2020 (December 31, 2019)

SCOUTCAM INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-188920	847-4257143
(Commission File Number)	(I.R.S. Employer Identification No.)

20 Raoul Wallenberg Street

Tel Aviv, Israel 6971916

(Address of principal executive offices) (Zip Code)

(480) 659-6404

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Form 8-K/A is filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by ScoutCam Inc. (f/k/a Intellisense Solutions Inc.) (the “Registrant”) on December 31, 2019 (the “Initial 8-K”) in connection with the consummation of that certain Securities Exchange Agreement, by and between Intellisense Solutions Inc. and Medigus Ltd., an Israeli company, dated September 16, 2019 (the “Exchange Agreement”). This Amendment is being filed for the purpose of (i) correcting certain typographical errors included in Exhibit 10.2 of the Initial 8-K, entitled “Form of Securities Purchase Agreement, dated December 26, 2019, by and between Intellisense Solutions Inc., ScoutCam Ltd, and certain investors listed therein”, and (ii) to include information contained in Item 5.06 below, which was inadvertently omitted from the Initial 8-K. The revised exhibit is being filed herewith as Exhibit 10.2 to this Amendment.

Item 5.06 Change in Shell Company Status

As a result of the completion of the Exchange Agreement, we ceased being a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. The information contained in the Initial 8-K constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.2	Form of Securities Purchase Agreement, dated December 26, 2019, by and between Intellisense Solutions Inc., ScoutCam Ltd, and certain investors listed therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOUTCAM INC.

	By:	/s/ Yaron Silberman
	Name:	Yaron Silberman
	Title:	Chief Executive Officer

Date: January 21, 2020